UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2003

NTS-PROPERTIES IV
(Exact Name of Registrant as Specified in Its Charter)

Kentucky	0-11655	61-1026356
(State or jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Incorporation)

10172 Linn Station Road,
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

(502) 426-4800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        This Form 8-K/A supplements and amends a Form 8-K filed by NTS-Properties IV on November 20, 2003 to include a correction insert to a notice to limited partners sent on November 20, 2003 by NTS-Properties Associates IV, the general partner of NTS-Properties IV, regarding a mini-tender offer by CMG Partners, LLC. The notice was attached as an exhibit to the Form 8-K.

ITEM 9. Regulation FD Disclosure.

        A copy of a correction insert to a notice to limited partners sent by NTS-Properties Associates IV to limited partners of NTS-Properties IV on November 20, 2003 is attached to this current report on Form 8-K/A as Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTS-PROPERTIES IV

By:	NTS-Properties Associates IV,
General Partner,
By: NTS Capital Corporation,
General Partner

/s/ Gregory A. Wells

Gregory A. Wells
Chief Financial Officer of NTS Capital Corporation

Date: November 20, 2003